Exhibit 99.1

GEARBUBBLE, INC.

FINANCIAL STATEMENTS

December 31, 2020 and 2019

GEARBUBBLE, INC.

INDEX TO FINANCIAL STATEMENTS

December 31, 2020 and 2019

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of GearBubble, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GearBubble, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

September 20, 2021

GEARBUBBLE, INC.

BALANCE SHEETS

	December 31,
	2020	2019

ASSETS

CURRENT ASSETS:
Cash	$1,783,042	$915,101
Due from related parties	50,000	50,000

Total Current Assets	1,833,042	965,101

OTHER ASSETS:
Property and equipment, net	2,409	284
Software development cost, net	-	273,365

Total Assets	$1,835,451	$1,238,750

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued liabilities	$170,000	$143
Convertible notes payable	100,529	413,198
Loan payable	26,845	26,845
Loan payable - related party	20,227	119,963

Total Current Liabilities	317,601	560,149

Total Liabilities	317,601	560,149

Commitments and Contingencies - (Note 8)

STOCKHOLDERS’ EQUITY:
Common stock Class A, no par value: 250,000 shares authorized and designated; 100,000 shares issued and outstanding at December 31, 2020 and 2019	-	-
Common stock Class B, no par value: 50,000 shares authorized and designated; 5,476 and none shares issued and outstanding at December 31, 2020 and 2019	-	-
Additional paid-in capital	278,849	-
Accumulated earnings	1,239,001	678,601

Total Stockholders’ Equity	1,517,850	678,601

Total Liabilities and Stockholders’ Equity	$1,835,451	$1,238,750

See accompanying notes to the financial statements.

GEARBUBBLE, INC.

STATEMENTS OF OPERATIONS

	For the Year	For the Year
	Ended	Ended
	December 31, 2020	December 31, 2019

NET REVENUES	$27,134,817	$16,967,767

Cost of revenues	24,856,578	16,233,682
Cost of revenues - related party	118,535	-

TOTAL COST OF REVENUES	24,975,113	16,233,682

GROSS PROFIT	2,159,704	734,085

OPERATING EXPENSES:
Compensation and related expenses	250,477	180,446
Professional and consulting expenses	131,345	271,689
Selling and marketing expenses	801,941	128,037
General and administrative expenses	177,977	221,332

Total operating expenses	1,361,740	801,504

INCOME (LOSS) FROM OPERATIONS	797,964	(67,419)

OTHER EXPENSE:
Interest expense	(77,564)	(23,198)

Total other expense	(77,564)	(23,198)

INCOME (LOSS) BEFORE INCOME TAXES	720,400	(90,617)

PROVISION FOR INCOME TAXES	(160,000)	(22,318)

NET INCOME (LOSS)	$560,400	$(112,935)

NET INCOME (LOSS) PER COMMON SHARE:
Basic and diluted	$5.45	$(1.13)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	102,914	100,000

See accompanying notes to the financial statements.

GEARBUBBLE, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2020 and 2019

	Common Stock - Class A		Common Stock - Class B		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2018	100,000	$-	-	$-	$-	$791,536	$791,536

Net loss for the year ended December 31, 2019	-	-	-	-	-	(112,935)	(112,935)

Balance, December 31, 2019	100,000	-	-	-	-	678,601	678,601

Common stock issued in exchange of convertible debt and related interest	-	-	5,476	-	278,849	-	278,849

Net income for the year ended December 31, 2020	-	-	-	-	-	560,400	560,400

Balance, December 31, 2020	100,000	$-	5,476	$-	$278,849	$1,239,001	$1,517,850

See accompanying notes to the financial statements.

GEARBUBBLE, INC.

STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	December 31, 2020	December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$560,400	$(112,935)
Adjustments to reconcile net (income) loss to net cash provided by operating activities:
Amortization of software development cost	273,365	298,216
Depreciation	315	1,714
Stock-based interest expense	28,849	-
Changes in operating assets and liabilities:
Accrued liabilities	169,857	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,032,786	186,995

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,440)	(1,525)

NET CASH USED IN INVESTING ACTIVITIES	(2,440)	(1,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on convertible notes payable	(62,669)	(86,802)
Payments on loan payable - related party	(99,736)	(38,041)

NET CASH USED IN FINANCING ACTIVITIES	(162,405)	(124,843)

NET INCREASE IN CASH	867,941	60,627

CASH - beginning of year	915,101	854,474

CASH - end of year	$1,783,042	$915,101

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$(38,715)	$(23,198)
Income taxes	$-	$(22,318)

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in exchange of convertible debt and related interest	$278,849	$-

See accompanying notes to the financial statements.

GEARBUBBLE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

GearBubble, Inc. (the “Company”) was organized in the State of Nevada on September 30, 2014 under the name, GearBubble LLC. On March 15, 2018, the Company filed articles of conversion with the State of Nevada to convert the Company from an LLC company into a Nevada corporation with the name changed to GearBubble, Inc. The Company’s primary business is to operate an online marketplace for the Company’s e-commerce sellers who utilize to market and sell print on demand merchandise. In addition to the Company’s primary focus on e-commerce business, the Company is also engaged on its software-as-a-service (“SaaS”) platform whereby the Company offers access to the Company’s e-commerce platform on a subscription basis. The Company serve customers with subscription plans tailored to their size and feature needs.

Basis of presentation and going concern

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company has adopted a December 31 year-end.

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has experienced net losses from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise capital and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates include the include the useful lives of long-lived assets, valuation of deferred tax assets, and valuation of equity-based instruments issued for other than cash.

Cash and cash equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2020 and 2019, the Company had cash in excess of FDIC limits of approximately $884,000 and $270,000 in excess of FDIC limits. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair value measurements and fair value of financial instruments

The carrying value of certain financial instruments, including cash, accrued liabilities, convertible notes payable, convertible note payable – related party and loan payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Property

Property is carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally five years.

GEARBUBBLE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Software development costs

The Company develops software and applications which are being provided to customers for a fee in order to deliver revenue producing products. Software development costs include costs to develop software to be used to meet internal needs and applications used to deliver the Company’s services. The Company capitalizes development costs related to these software applications once the preliminary project stage is complete and it is probable that the project will be completed and the software will be used to perform the function intended. Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed.   Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality. Amortization is provided for on a straight-line basis over the expected useful life of approximately three years of the internal-use software development costs and related upgrades and enhancements and such amortization expense is included in cost of revenues. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Revenue recognition

The Company will recognize revenue in accordance with ASC Topic 606 Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services.

We recognize revenue from three sources: (1) e-commerce revenue (2) platform subscription fees and (3) partner and services revenue.

●	Revenues are recognized when the merchandise is shipped to the customer and title is transferred and are recorded net of any returns, and discounts or allowances. Shipping cost paid by customers are primarily for ecommerce sales and are included in revenue. Merchandise sales are fulfilled with inventory sourced through our suppliers. Therefore, the Company’s contracts have a single performance obligation (shipment of product).

We evaluate the criteria outlined in ASC 606-10-55, Principal versus Agent Considerations, in determining whether it is appropriate to record the gross amount of merchandise sales and related costs or the net amount earned as commissions. The Company evaluates whether it is appropriate to recognize revenue on a gross or net basis based upon its evaluation of whether the Company obtains control of the specified goods by considering if it is primarily responsible for fulfillment of the promise, has inventory risk, and has the latitude in establishing pricing and selecting suppliers, among other factors. The ecommerce sellers have no further obligation to the customer after the promised goods are transferred to the customer. Based on its evaluation of these factors, we have determined we are the principal in these arrangements. Through our suppliers, we have the ability to control the promised goods and as a result, the Company records ecommerce sales on a gross basis.

We refund the full cost of the merchandise returned and all original shipping charges if the returned item is defective or we or our partners have made an error, such as shipping the wrong product. If the return is not a result of a product defect or a fulfillment error and the customer initiates a return of an unopened item within 30 days of delivery, for most products we refund the full cost of the merchandise minus the original shipping charge and actual return shipping fees. If our customer returns an item that has been opened or shows signs of wear, we issue a partial refund minus the original shipping charge and actual return shipping fees.

●	We generally recognize platform subscription fees in the month they are earned. Annual subscription payments received that are related to future periods are recorded as deferred revenue to be recognized as revenues over the contract term or period.

●	Partner and services revenue is derived from: (1) partner marketing and promotion, and (2) non-recurring professional services. Revenue from partner marketing and promotion and non-recurring professional services is recognized as the service is performed.

We adopted Financial Accounting Standards Board (“FASB”), Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“Topic 606”), effective January 1, 2018, using the full retrospective method of adoption. As such, the financial statements present revenue in accordance with Topic 606 for the period presented. Topic 606 requires us to identify distinct performance obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. When distinct performance obligations exist, we allocate the contract transaction price to each distinct performance obligation. The standalone selling price, or our best estimate of standalone selling price, is used to allocate the transaction price to the separate performance obligations. We recognize revenue when, or as, the performance obligation is satisfied.

Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. Also, significant judgment may be required to determine the allocation of transaction price to each distinct performance obligation.

GEARBUBBLE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Cost of revenue

Cost of revenue consists primarily of the cost of the merchandise, shipping fees, credit card processing services, personnel-related costs, including: compensation expenses for customer support and fulfillment service personnel; ecommerce sellers’ pay-out; costs associated with operation and maintenance of the Company’s platform; and amortization expense associated with capitalized internal-use software.

Marketing

The Company applies ASC 720 “Other Expenses” to account for marketing costs. Pursuant to ASC 720-35-25-1, the Company expenses marketing costs as incurred. Marketing costs include advertising and related expenses for third party personnel engaged in marketing and selling activities, including sales commissions related to our platform subscription fees business. We direct our customers to our ecommerce platform through social media, digital marketing, and promotional campaigns. Marketing costs were $801,941 and $128,037 for the years ended December 31, 2020 and 2019, respectively, and are included in selling and marketing expenses on the statement of operations.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not recognize any impairment during the years ended December 31, 2020 and 2019.

Concentration Risk

Concentration of Cost of Revenues

The Company purchased approximately 66% of its finished products from two vendors (44% and 22%) during the year ended December 31, 2020. The Company purchased approximately 99% of its finished products from three vendors (16%, 69% and 14%) during the year ended December 31, 2019.

Concentration of Revenues

For the year ended December 31, 2020 and 2019, no customer accounted for over 10% of total revenues.

Income taxes

The Company accounts for income taxes pursuant to the provision of Accounting Standards Codification (“ASC”) 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

GEARBUBBLE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Basic and diluted net income (loss) per share

Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares during the period. Diluted net income (loss) per share is computed using the weighted average number of common shares and potentially dilutive securities outstanding during the period. There were no potentially dilutive securities outstanding as of December 31, 2020 and 2019.

Recent accounting pronouncements

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2 – PROPERTY AND EQUIPMENT

As of the dates presented, property consisted of the following:

	December 31, 2020	December 31, 2019
Furniture and office equipment	$3,965	$1,525
Computer equipment	2,767	2,767
Total	6,732	4,292
Less: accumulated depreciation	(4,323)	(4,008)
Total	$2,409	$284

For the years ended December 31, 2020 and 2019, depreciation expense amounted to $315 and $1,714, respectively.

NOTE 3 – SOFTWARE DEVELOPMENT COSTS

Software development costs, net consisted of the following:

	Estimated life	December 31, 2020	December 31, 2019

Software development costs (see Note 1)	3 years	$894,648	$894,648
Less: Accumulated amortization		(894,648)	(621,283)
		$-	$273,365

Amortization expense was $273,365 and $298,216 for the years ended December 31, 2020 and 2019, respectively.

NOTE 4 – RELATED PARTY TRANSACTIONS

Due from Related Parties

The Company loaned an aggregate of $50,000 to two affiliated companies owned by the President and Director of the Company, Mr. Donald Wilson, between fiscal year 2017 and 2018. At December 31, 2020 and 2019, the total balance owed by these two affiliated companies amounted $50,000 for both periods.

In June 2021, the affiliated company paid back $5,000 to the Company. Additionally, in June 2021, both parties agreed to cancel the remaining balance owed by the affiliated company for $45,000.

Cost of Revenues - Related Party

The Company incurred training and consulting fees of $118,535 and $0 to an affiliated company owned by the President and Director of the Company, Mr. Donald Wilson during the year ended December 31, 2020 and 2019, respectively.

GEARBUBBLE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

Loan Payable – Related Party

The Company’s President and Director of the Company, Mr. Donald Wilson, from time to time, provided advances to the Company for working capital purposes. At December 31, 2020 and 2019, the Company had a payable to the officer of $20,227 and $119,963, respectively. These advances were short-term in nature and non-interest bearing. During the year ended December 31, 2020 and 2019, the Company repaid $99,736 and $38,041, respectively, of these advances. Between January 2021 and June 2021, the Company fully repaid the remaining balance of $20,227 of this loan.

NOTE 5 – LOAN PAYABLE

On October 17, 2015, the Company executed a loan agreement (the “Loan Agreement”) with an unrelated party for the amount of $125,000. The lender agreed to provide the sum of $125,000 within two years after the execution of this Loan Agreement. The Company agreed to grant the lender with 1.5% preferred stock equity position or interest ownership in the Company. The Company agreed to pay interest on this loan in the amount of ten percent (10%) of the principal amount following the first year after the initial transfer of this loan. During the second year, the Company agreed to pay fourteen percent (14%) interest of the principal plus the interest from year one until the Loan is repaid in full on October 17, 2017. This loan was payable in four installments each year, one every quarter, which started on February 15, 2016. At December 31, 2020 and 2019, the balance under this Loan Agreement was $26,845 for both periods. At December 31, 2020, the Company recorded accrued interest of $10,000 which was paid in March 2021. In March 2021, the Company fully repaid the remaining balance of $26,845 and accrued interest of $10,000 related to this loan.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

On July 11, 2016, the Company issued a convertible note for a principal amount of $250,000. The convertible note and all accrued interest were due on July 11, 2018. The convertible note bore interest at the rate of 7% per annum. Upon reaching the maturity date or upon change of control, as defined in the note agreement, the convertible note would be automatically converted using a conversion price equivalent to the lowest price paid by any investors purchasing securities of the Company less a discount of 24%. The Company shall not be required to issue certificates of conversion, unless informed otherwise prior to the date of maturity. The Company did not get a notification in writing from the lender at maturity. During the year ended December 31, 2020 and 2019, the Company repaid $62,669 and $86,802, respectively, of the principal amount of this notes. Additionally, during the year ended December 31, 2020 and 2019, the Company paid $12,331 and $23,198, respectively, of accrued interest related to this note. At December 31, 2020 and 2019, the balance under this note was $100,529 and $163,198, respectively. In May 2021, the Company fully repaid the remaining balance of $100,529 of this note.

On August 24, 2016, the Company issued a convertible note for a principal amount of $125,000. The convertible note and all accrued interest were due on August 24, 2018. The convertible note bore interest at the rate of 7% per annum. Upon reaching the maturity date or upon change of control, as defined in the note agreement, the convertible note would be automatically converted using a conversion price equivalent to the lowest price paid by any investors purchasing securities of the Company less a discount of 20%. The Company shall not be required to issue certificates of conversion, unless informed otherwise prior to the date of maturity. During the year ended December 31, 2020, the Company paid $26,384 of accrued interest related to this note. In May 2020, the Company executed a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) whereby the lender agreed to exchange the principal amount of the note for a total of approximately $125,000 into 2,455 shares of Class B common stock of the Company at a price of $50.91 per share. At December 31, 2020 and 2019, the balance under this note and related accrued interest was $0 and $125,000, respectively.

On September 22, 2016, the Company issued a convertible note for a principal amount of $125,000. The convertible note and all accrued interest were due on September 22, 2018. The convertible note bore interest at the rate of 6% per annum. Upon reaching the maturity date or upon change of control, as defined in the note agreement, the convertible note would be automatically converted using a conversion price equivalent to the lowest price paid by any investors purchasing securities of the Company less a discount of 20%. The Company shall not be required to issue certificates of conversion, unless informed otherwise prior to the date of maturity. In June 2020, the Company executed a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) whereby the lender agreed to exchange the principal amount of the note for a total of approximately $125,000 and accrued interest of $28,849 into 3,021 shares of Class B common stock of the Company at a price of $50.91 per share. At December 31, 2020 and 2019, the balance under this note and related accrued interest was $0 and $125,000, respectively.

GEARBUBBLE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

NOTE 7 – STOCKHOLDERS’ EQUITY

Shares Authorized

In April 2020, the Board of Directors of the Company approved and authorized an amendment to its articles of incorporation. The Amendment reflected; (i) the increase in the authorized shares from 100,000 shares to 300,000 shares with no par value; (ii) and authorized the designation of 250,000 shares as Class A common stock and 50,000 shares as Class B common stock.

The holders of the Class A common stock are entitled to one vote for each shares of Class A common stock held at all meeting of the stockholders of the Company. The Class B common stock shall not be entitled to a vote on any matter except as required by the Nevada Corporation Act.

Common stock

Class A Common Stock

100,000 shares of Class A common stock are issued and outstanding as of December 31, 2020 and 2019. No additional shares of Class A commons stock were issued during fiscal year 2020 and 2019.

Class B Common Stock

Between May 2020 and June 2020, the Company executed two Common Stock Purchase Agreements (see Note 6) whereby the lenders agreed to exchange the principal amount of their convertible notes for a total of approximately $250,000 and accrued interest of $28,849 into an aggregate of 5,476 shares of Class B common stock of the Company at a price of $50.91 per share. After the exchanges, the two convertible notes were no longer outstanding as of December 31, 2020.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of December 31, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s results of the operations.

NOTE 9 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2020 and 2019 consist of net operating loss carryforwards.

The Company has incurred aggregate net operating losses of $0 for income tax purposes as of December 31, 2020. The net operating losses carry forward for United States income taxes, which may be available to reduce future years’ taxable income.

The components of income tax provision are as follows:

	Year Ended December 31,
	2020	2019
Current
Federal	$160,000	$22,318
State and local	—	—
Total current	160,000	22,318

Deferred
Federal	$—	$—
State and local	—	—
Total deferred	—	—
Total income tax provision	$160,000	$22,318

GEARBUBBLE, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 and 2019

The Company’s approximate net deferred tax asset at December 31, 2020 and 2019 was as follows:

Deferred Tax Asset:	December 31, 2020	December 31, 2019
Net operating loss carryforward	$-	$86,861
Valuation allowance	-	-
Net deferred tax asset	$-	$86,861

The gross operating loss carryforward available to the Company was $0 at December 31, 2020. The increase in the valuation allowance was $0 in 2020 and total net loss carryforward on December 31, 2020 was $0.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2020, 2019 and 2018 Corporate Income Tax Returns are subject to Internal Revenue

NOTE 10 – SUBSEQUENT EVENTS

Agreement and Plan of Merger with Bergio International, Inc.

Pursuant to the terms of the May 6, 2021 Binding Letter of Intent, on July 1, 2021 (“Closing”), the Company (“Gear Bubble”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bergio International, Inc., a Delaware corporation, (“BRGO”), pursuant to which the shareholders of Gear Bubble (the “Equity Recipients”) agreed to sell 100% of the issued and outstanding shares of Gear Bubble to a recently formed wholly-owned subsidiary of the BRGO known as Gear Bubble Tech, Inc., a Wyoming corporation (the “Merger Sub”) in exchange for $3,162,000.00 (the “Cash Purchase Price”), which shall be paid as follows: a) $2,000,000.00 (which was paid in cash at Closing), b) $1,162,000.00 to be paid in 15 equal installments, and c) 49,000 shares (the “Transfer Shares”) of the 100,000 authorized shares of the Merger Sub, such that upon the Closing, 51% of the Merger Sub shall be owned by BRGO, and 49% of the Merger Sub shall be owned by the Gear Bubble Shareholders.

Under the terms of the Merger Agreement, the Gear Bubble Shareholders also have an opportunity to earn shares of BRGO common stock (“BRGO Incentive Common Shares”) if certain revenue and net income benchmarks are met by Merger Sub in the three years following the Closing of the Acquisition Agreement.

The Merger Agreement requires that following the Closing of the Merger Agreement, Don Wilson, the President and CEO of Gear Bubble, and certain other key employees of Acquisition Sub shall receive employment agreements from Acquisition Sub with respect to their continued employment (the “Employment Agreements”) which will allow such key employees to participate in any employee stock ownership plan (“ESOP”) as offered to other BRGO subsidiary employees from time to time) to make certain that current personnel operating the business of Gear Bubble shall remain in place for all departments of the business of Gear Bubble post-Closing of the Acquisition.

At the Closing, the Equity Recipients will grant BRGO the right of first refusal (the “First Refusal Right”) to purchase the Transfer Shares for cash. The aggregate cash price for the Transfer Shares shall equal (i) the average of a minimum of two (2) and a maximum of three (3) independent valuations of Merger Sub, each as of the date when BRGO notifies the Equity Recipients of its intent to exercise the First Refusal Right, and each of which shall be undertaken by an independent valuation firm (to be identified by BRGO and mutually acceptable to the Equity Recipients), multiplied by (ii) 49%. If the First Refusal Right has not been exercised and the Equity Recipients have not otherwise had a liquidity event with respect to the Merger Sub prior to such date, each Equity Recipient will have a one-time put right (the “Put Right”) that, if elected by such Equity Recipient, would obligate BRGO to buy the Transfer Shares held by such Equity Recipient for cash at a price per Transfer Share based upon the independent fair market valuation per share as determined by an independent valuation firm (chosen in the same manner as set forth in the prior sentence).

Repayments of Loans and Note payable

Between January 2021 and June 2021, the Company fully repaid the remaining balance of $20,227 of a loan to a related party (see Note 4).

In March 2021, the Company fully repaid the remaining balance of $26,845 and accrued interest of $10,000 related to a loan (see Note 5).

In May 2021, the Company fully repaid the remaining balance of $100,529 of a note (see Note 6).

Due from Related Parties

In June 2021, the affiliated company repaid the remaining loan balance of $5,000 back to the Company. Additionally, in June 2021, the Company and affiliated company agreed to cancel the remaining loan balance owed by the affiliated company for $45,000 (see Note 4).